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                                                                    EXHIBIT 23.1


                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 21, 2003 (except with respect to note 15, which is as at March 28, 2003) with respect to the consolidated financial statements and the related financial statement schedule of GSI Lumonics Inc. included in the Registration Statement (Form S-4) of GSLI Corp for the registration of 20,393,729 shares of its common stock.



                                                              Ernst & Young LLP,
                                                           Chartered Accountants


Ottawa, Canada
March 28, 2003